Exhibit 1.1

UNDERWRITING AGREEMENT

SPORTRADAR GROUP AG

23,000,000 Shares of Class A Ordinary Shares

Underwriting Agreement

April 23, 2025

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

As Representatives of the
several Underwriters listed
in Schedule 1 hereto

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

Certain shareholders named in Schedule 2 hereto (the “Selling Shareholders”) of Sportradar Group AG, a Swiss corporation (the “Company”), propose to sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as Representatives (the “Representatives”), an aggregate of 23,000,000 shares of Class A ordinary shares, each having a nominal value of CHF 0.10, of the Company (the “Underwritten Shares”) and, at the option of the Underwriters, up to an additional 3,450,000 shares of Class A ordinary shares of the Company (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares.” The Class A ordinary shares of the Company to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock.” Subject to the sale of the Shares by the Selling Shareholders to the Underwriters in compliance with the terms of this Agreement, the Underwriters have agreed to sell to the Company, and the Company has agreed to purchase from the Underwriters (the “Share Repurchase”) an aggregate of 3,000,000 shares of Class A ordinary shares (such shares, the “Repurchase Shares”) pursuant to Section 2 of this Agreement. This Agreement is to confirm the agreement concerning the purchase of the Shares from the Selling Shareholders by the Underwriters, and the purchase of the Repurchase Shares from the Underwriters by the Company.

The Company and the Selling Shareholders hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1.            Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File No. 333-286679), including a prospectus, relating to the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A(3), the “Pricing Disclosure Package”): a Preliminary Prospectus dated April 22, 2025 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A(3) hereto.

“Applicable Time” means 6:08 P.M., New York City time, on April 23, 2025.

2.            Purchase of the Shares. (a)  On the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, each of the Selling Shareholders agrees, severally and not jointly, to sell the Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per share of $ $21.8250 (the “Purchase Price”) from the Selling Shareholders the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto.

In addition, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, each of the Selling Shareholders agrees severally and not jointly, as and to the extent indicated in Schedule 2 hereto, to sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from each Selling Shareholder the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares. If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 12 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Selling Shareholders by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make. Any such election to purchase Option Shares shall be made in proportion to the maximum number of Option Shares to be sold by each Selling Shareholder as set forth in Schedule 2 hereto.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Selling Shareholders. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 12 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

Subject to the sale of the Shares by the Selling Shareholders to the Underwriters in compliance with the terms of this Agreement, the Underwriters agree to sell to the Company, and the Company agrees to purchase from the Underwriters, the number of Repurchase Shares specified herein at the Purchase Price. The Company represents that it is acquiring the Repurchase Shares for investment purposes. None of the Shares being sold by CPP Investment Board Europe, Inc. (“CPPIB”) hereunder will be purchased by the Company from the Underwriters pursuant to the Share Repurchase. The number of Repurchase Shares to be sold by each Underwriter to the Company shall be based on the same proportion as the number of Shares set forth opposite the name of such Underwriter in Schedule 1 represents to the total number of Shares to be purchased by the Underwriters pursuant to this Agreement, subject to the procedures set forth in Schedule 2.

(b)            The Selling Shareholders understand that the Underwriters intend to make a public offering of the Shares, and initially to offer the Shares on the terms set forth in the Pricing Disclosure Package. The Selling Shareholders acknowledge and agree that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

(c)            Payment for the Shares shall be made by wire transfer in immediately available funds to the accounts specified by each of the Selling Shareholders to the Representatives at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 at 10:00 A.M. New York City time on April 25, 2025, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Selling Shareholders may agree upon in writing, or in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date,” and the time and date for such payment for any Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date.” The aggregate Purchase Price to be paid on the Closing Date or the Additional Closing Date, as applicable, by the Underwriters shall be reduced by any withholding required by law.

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of the Underwritten Shares duly paid by the Selling Shareholders. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. In addition, subject to the sale of the Shares by the Selling Shareholders to the Underwriters in compliance with the terms of this Agreement, payment of the aggregate purchase price of the Repurchase Shares shall be made by the Company to the Underwriters in immediately available funds to an account specified by the Representatives, against delivery of such Repurchase Shares for the account of the Company at the Closing Date.

(d)            Subject to the sale of the Shares to the Underwriters in compliance with the terms of this Agreement, payment for the Repurchase Shares shall be made by the Company to the Underwriters in Federal or other funds immediately available in New York City against delivery of such Repurchase Shares for the account of the Company at the Closing Date as set forth in Schedule 2.

(e)            Each of the Company and each Selling Shareholder acknowledges and agrees that the Representatives and the other Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Selling Shareholders with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Shareholders or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company, the Selling Shareholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the transactions contemplated hereby and other matters relating to such transactions. The Company and the Selling Shareholders shall consult with their own advisors concerning such matters and each shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor any other Underwriter shall have any responsibility or liability to the Company or the Selling Shareholders with respect thereto. Any review by the Representatives and the other Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives and the other Underwriters and shall not be on behalf of the Company or the Selling Shareholders. Moreover, each Selling Shareholder acknowledges and agrees that, although the Representatives may be required or choose to provide certain Selling Shareholders with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering, the Representatives and the other Underwriters are not making a recommendation to any Selling Shareholder to participate in the offering, enter into a “lock-up” agreement, or sell any Shares at the price determined in the offering, and nothing set forth in such disclosures or documentation is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

3.            Representations and Warranties of the Company. The Company represents and warrants to each Underwriter and each Selling Shareholder that:

(a)            Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter or Selling Shareholder furnished to the Company in writing by such Underwriter or the Selling Shareholder, as the case may be, through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that (i) the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof and (ii) the only such information furnished by any Selling Shareholder consists of the information described as such in Section 4(g) hereof.

(b)            Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter or the Selling Shareholder furnished to the Company in writing by or on behalf of any such Underwriter through the Representatives or the Selling Shareholder, as the case may be, expressly for use in such Pricing Disclosure Package, it being understood and agreed that (i) the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof and (ii) the only such information furnished by any Selling Shareholder consists of the information described as such in Section 4(g) hereof. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c)            Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and Representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and Representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter or the Selling Shareholder furnished to the Company in writing by or on behalf of such Underwriter through the Representatives or the Selling Shareholder, as the case may be, expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that (i) the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof and (ii) the only such information furnished by any Selling Shareholder consists of the information described as such in Section 4(g) hereof.

(d)            Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)            Testing-the-Waters Materials. The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representatives (x) with entities that are qualified institutional buyers (“QIBs”) within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act (“IAIs”) and otherwise in compliance with the requirements of Section 5(d) of the Securities Act or (y) with entities that the Company reasonably believed to be QIBs or IAIs and otherwise in compliance with the requirements of Rule 163B under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Annex B hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, complied in all material respects with the Securities Act, and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)            Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter or any Selling Shareholder furnished to the Company in writing by or on behalf of such Underwriter through the Representatives or the Selling Shareholder, as the case may be, expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that (i) the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof and (ii) the only such information furnished by any Selling Shareholder consists of the information described as such in Section 4(g) hereof.

(g)            Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with International Financial Reporting Standards, as issued by the IASB (“IFRS”) in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby; and all disclosures included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-IFRS financial measures” (as such term is defined by the rules and regulations of Commission) comply with Regulation G of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(h)            No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any material change in the capital stock (other than the issuance of Class A Ordinary Shares upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus), short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(i)            Organization and Good Standing (as applicable). The Company and each of its subsidiaries have been duly incorporated or organized, as the case may be, and are validly existing and in good standing (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction) under the laws of their respective jurisdictions of incorporation or organization, are duly qualified to do business and are in good standing (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction) in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing (as the case may be) or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement or the consummation of the transactions contemplated hereby (including the Share Repurchase) (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement.

(j)            Capitalization. The authorized capital stock under the capital band of the Company is as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus as of the dates set forth therein; except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, all the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Shareholders) have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares), and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(k)            Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code (as defined below) so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the Nasdaq Global Select Market (the “Nasdaq Market”) and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with IFRS in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(l)            Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby (including the Share Repurchase) has been duly and validly taken.

(m)            Underwriting Agreement; Share Repurchase. This Agreement has been duly authorized, executed and delivered by the Company, and the Share Repurchase has been duly authorized by the Company.

(n)            eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(o)            [Reserved].

(p)            Descriptions of the Underwriting Agreement. This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(q)            No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its memorandum and articles of association, charter or by-laws, partnership agreement, operating agreement or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject; or (iii)  in violation of any law or statute applicable to the Company or any of its subsidiaries or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(r)            No Conflicts. The execution, delivery and performance by the Company of this Agreement, the sale of the Shares by the Selling Shareholders and the consummation by the Company and the Selling Shareholders of the transactions contemplated by this Agreement or the Pricing Disclosure Package and the Prospectus (including the Share Repurchase) will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (ii)  result in any violation of the provisions of the memorandum and articles of association, charter or by-laws, partnership agreement, operating agreement or similar organizational documents of the Company or any of its subsidiaries or (iii)  result in the violation of any law or statute applicable to the Company or any of its subsidiaries or any judgment, order, rule  or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(s)            No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement (including the Share Repurchase), except for (i) the registration of the Shares under the Securities Act, (ii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters, and (iii) filings with, notices to or approvals from the applicable gaming authorities except to the extent where the failure to do so would reasonably be expected to have a Material Adverse Effect, in each case which have been made or obtained or will be obtained at or prior to the Closing Date.

(t)            Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is or, to the knowledge of the Company, may reasonably be expected to become a party or to which any property of the Company or any of its subsidiaries is, to the knowledge of the Company, or may reasonably be expected to become, the subject of which, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company, no such Actions are threatened or contemplated by any governmental or regulatory authority or threatened by others, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and (i) there are no material current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(u)            Independent Accountants. KPMG AG, Switzerland, who have audited certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(v)            Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title, or have valid rights to lease or otherwise use, all items of real and personal property (other than Intellectual Property (as defined below), which is addressed exclusively in Section 3(w) below) that are material to the respective businesses of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, taken as a whole, or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(w)            Intellectual Property. (i) The Company and its subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses as currently conducted, except where such failure to own or possess such rights would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (ii) the Company’s and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (iii) the Company and its subsidiaries have not received any written notice of any claim relating to Intellectual Property, which claim, if determined adversely to the Company or its subsidiaries, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and (iv) to the knowledge of the Company, the material Intellectual Property of the Company and its subsidiaries is not being infringed, misappropriated or otherwise violated by any person.

(x)            No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(y)            Investment Company Act. The Company is not and, after giving effect to the Share Repurchase, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(z)            Taxes. Except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) the Company and its subsidiaries have paid all applicable, federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except where the failure to file or pay would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or except as currently being contested in good faith and for which reserves required by IFRS have been created in the applicable financial statements; and (ii) to the Company’s knowledge, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(aa)     Licenses and Permits. Except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities having jurisdiction over the Company and its subsidiaries that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation or modification would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(bb)     No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any material collective bargaining agreement to which it is a party.

(cc)     Certain Environmental Matters. (i) The Company and its subsidiaries (x) are in compliance with all, and have not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability or obligation of the Company or any of its subsidiaries under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in each of the Pricing Disclosure Package and the Prospectus, (x) there is no proceeding that is pending, or that is known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) none of the Company or its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(dd)     Compliance with ERISA. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no non-exempt prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; ; (iii) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA) (iv) the fair market value of the assets of each Plan subject to Title IV of ERISA exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(ee)     Disclosure Controls. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries, on a consolidated basis, maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ff)     Accounting Controls. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries, on a consolidated basis, maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that have been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries, on a consolidated basis, maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the audit committee of the board of directors of the Company have been, to the best of the Company’s knowledge, advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(gg)     Insurance. The Company and its subsidiaries have insurance from insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the reasonable judgment of the Company, prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has (i) been refused any insurance coverage sought or applied for or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(hh)         Cybersecurity; Data Protection. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, are, to the knowledge of the Company, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect, in all material respects, the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no material breaches, violations, outages or unauthorized uses of or accesses to same (“Security Incidents”), except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any material incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies, public notices and statements, and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from Security Incidents, including the European Union General Data Protection Regulation (collectively, “Privacy Requirements”). The Company and its subsidiaries have taken all necessary actions to prepare to comply, in all material respects, with all applicable laws and regulations with respect to Personal Data that have been announced as of the date hereof as becoming effective within 12 months after the date hereof, and for which any non-compliance with same would be reasonably likely to create a material liability, as soon they take effect. Neither the Company nor any of its subsidiaries have received written notices of, are subject to, or, to the Company’s knowledge, have been threatened with any Actions arising out of or in connection with any Security Incident or any actual or alleged violation of any Privacy Requirement, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(ii)            No Unlawful Payments. For the past five years, neither the Company nor any of its subsidiaries, nor any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company, any employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise, or authorization or approval of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office in order to influence official action, in each case in violation of any applicable anti-corruption laws, or to any person in violation of any applicable anti-corruption laws; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and each of its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures reasonably designed to promote and achieve compliance with any applicable anti-bribery and anti-corruption laws.

(jj)           Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA Patriot Act”) and the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(kk)          No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any controlled affiliate of the Company or any of its subsidiaries is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are, currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”), the Swiss State Secretariat of Economic Affairs (“SECO”), or the Swiss Directorate of International Law (“DIL”) or other applicable sanctions authority (collectively, “Sanctions”), or located, organized or resident in a country or territory that is the subject or target of Sanctions (currently, but without limitation, the Crimea, so-called Donetsk People’s Republic, so-called Luhansk People’s Republic and non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine, Cuba, Iran, North Korea and Syria) (each, a “Sanctioned Country”). Since April 24, 2019, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country, in violation of Sanctions.

(ll)            No Restrictions on Subsidiaries. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(mm)        No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(nn)         No Registration Rights. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission, the issuance and sale of the Shares by the Company or, to the knowledge of the Company, the sale of the Shares to be sold by the Selling Shareholders hereunder.

(oo)         No Stabilization. Neither the Company nor any of its subsidiaries or affiliates has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(pp)         [Reserved].

(qq)         Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(rr)           Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(ss)          Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to the best of the Company’s knowledge, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(tt)           Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(uu)         No Downgrades. No downgrading has occurred in the rating accorded any debt securities, convertible securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act, and no such organization has publicly announced that it has under surveillance or review with possible negative implications, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(vv)         Stamp Taxes. Except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus and except for any net income, capital gains or franchise taxes imposed on the Underwriters, as a result of any present or former connection (other than any connection resulting solely from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such tax, no stamp duties or other issuance or transfer taxes are payable by or on behalf of the Underwriters in Switzerland or any political subdivision or taxing authority thereof or therein solely in connection with (A) the execution, delivery and performance of this Agreement, (B) the sale and delivery of the Shares to the Underwriters in the manner contemplated by this Agreement and the Prospectus or (C) the resale and delivery by the Underwriters of the Shares as contemplated herein and in the Prospectus.

(ww)        No Immunity. Neither the Company nor any of its subsidiaries or their properties or assets has immunity under Swiss, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Swiss, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its subsidiaries or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Company has, pursuant to Section 18(e) of this Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law.

(xx)           Enforcement of Foreign Judgments. Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be, subject to limitations described in the Registration Statement, the Pricing Disclosure Package and/or the Prospectus, declared enforceable against the Company by the courts of Switzerland, without reconsideration or reexamination of the merits, provided that, in the case of Switzerland and from a Swiss perspective, such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (iii) is final and non-appealable under U.S. federal or state law; (iv) is not in respect of taxes, a fine or a penalty; and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Switzerland.

(yy)         Valid Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Switzerland and will be honored by the courts of Switzerland, subject to the restrictions described under the caption “Enforceability of civil liabilities” in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Company has the power to submit, and pursuant to Section 18(c) of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

(zz)           Indemnification and Contribution. The indemnification and contribution provisions set forth in Section 9(a) hereof do not contravene mandatory Swiss law or public policy.

(aaa)        Passive Foreign Investment Company. The Company does not believe it should be treated as a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the Code for its most recently completed taxable year, and based on its current operations, income, assets and certain estimates and projections, including as to the relative value of its assets, the Company does not expect to be a PFIC for its current taxable year or to become one in the foreseeable future.

(bbb)       Dividends. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no approvals are currently required in Switzerland in order for the Company to pay dividends or other distributions declared by the Company to the holders of Shares. Under current laws and regulations of Switzerland and any political subdivision thereof, any amount payable with respect to the Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars or euros and freely transferred out of Switzerland, and except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no such payments made to the holders thereof who are non-residents of Switzerland will be subject to income, withholding or other taxes under laws and regulations of Switzerland or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Switzerland or any political subdivision or taxing authority thereof or therein.

(ccc)        Legality. The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the Pricing Disclosure Package, the Prospectus, this Agreement or the Shares in any jurisdiction in which the Company is incorporated or organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document.

(ddd)       Legal Action. A holder of the Shares and each Underwriter are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement and the Shares and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in Switzerland may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant.

(eee)        Foreign Private Issuer. The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

(fff)          Enforceability in Switzerland. It is not necessary under the laws of Switzerland (i) to enable the Underwriters to enforce their rights under this Agreement, to enable any holder of Shares to enforce their respective rights thereunder, provided that they are not otherwise engaged in business in Switzerland or (ii) solely by reason of the execution, delivery or consummation of this Agreement for any of the Underwriters or any holder of Shares of the Company to be qualified or entitled to carry out business in Switzerland.

(ggg)       Proper Form for Enforcement. This Agreement is in proper form under the laws of Switzerland for the enforcement thereof against the Company, and to ensure the legality, validity, enforceability or admissibility into evidence in Switzerland of this Agreement.

(hhh)       Gaming Regulation. (i) Where required to do so under applicable gaming law or as requested by any gaming regulatory authority, all relevant directors, officers, contractors and employees of the Company have obtained and hold, or applied for, or are in the process or will be in the process of obtaining, holding and applying for, personal management licenses (or jurisdictional equivalent license) and those licenses, registrations or findings of suitability, or applications for the same, are in full force and effect or remain pending; (ii) The Company has not done or omitted to do anything in breach of the applicable gaming laws of any jurisdictions in which it holds a relevant gaming license; and (iii) The Company has not received a written notice from a governmental entity alleging that the business of the Company infringes or violates any applicable gaming law in any material respect or is in material breach of the terms of any relevant gaming license held by the Company or that such a governmental entity intends to pursue any review or investigation which might conclude with the imposition of any material sanction on the Company except in each case with respect to the events or conditions set forth in (i) through (iii) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(iii)           Outbound Investments. Neither the Company nor any of its subsidiaries is a “covered foreign person” as that term is used in the Outbound Investment Rules. Neither the company nor any of its subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Company were a U.S. Person or (iii) any other activity that would cause the Underwriters to be in violation of the Outbound Investment Rules or cause the Underwriters to be legally prohibited by the Outbound Investment Rules from performing under this Agreement. For the purpose of this Agreement, “Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation as of the date of this Agreement, and as codified at 31 C.F.R. §850.202 et seq.

4.            Representations and Warranties of the Selling Shareholders. Each of the Selling Shareholders severally and not jointly, represents and warrants to each Underwriter that:

(a)            Organization and Good Standing. Such Selling Shareholder that is a corporate entity has been duly organized or formed and is validly existing and in good standing under the laws of its respective jurisdiction of organization or formation.

(b)            Due Authorization. All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement, and for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder, have been obtained; and such Selling Shareholder has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(c)            The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by such Selling Shareholder.

(d)            No Conflicts. The execution, delivery and performance by such Selling Shareholder of this Agreement, the sale of the Shares to be sold by such Selling Shareholder and the consummation by such Selling Shareholder of the transactions contemplated herein or therein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of such Selling Shareholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property, right or asset of such Selling Shareholder is subject or (ii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency applicable to such Selling Shareholder, except, in the case of clauses (i) and (ii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not reasonably be expected, individually or in the aggregate, to materially impact such Selling Shareholder’s ability to perform its obligations under this Agreement.

(e)            Title to Shares. Such Selling Shareholder has, or will have immediately prior to the Closing Date or Additional Closing Date, as the case may be, good and valid title or a valid “security entitlement” (within the meaning of Section 8-102 of the New York Uniform Commercial Code (the “UCC”)) to the Shares to be sold at the Closing Date or the Additional Closing Date, as the case may be, by such Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of evidence representing the book entry of such Shares against payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the several Underwriters.

(f)             No Stabilization. Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(g)            Pricing Disclosure Package. The Pricing Disclosure Package, at the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such Selling Shareholder makes such representation or warranty solely with respect to the Selling Shareholder Information (as defined below) that such Selling Shareholder furnished to the Company in writing expressly for use therein and, provided, further, that the representation under this Section 4(g) shall only apply to any untrue statement of a material fact or omission to state a material fact made in reliance therewith. It being understood and agreed that for purposes of this Agreement, the only information furnished by any Selling Shareholder consists of (A) the legal name and address of such Selling Shareholder and the other information about such Selling Shareholder set forth in the footnote relating to such Selling Shareholder under the caption “Principal and Selling Shareholders” and (B) the number of Class A Ordinary Shares beneficially owned by such Selling Shareholder before and after the offering (excluding percentages) that appears in the table (and corresponding footnotes) under the caption “Principal and Selling Shareholder” (collectively, the “Selling Shareholder Information”).

(h)            Issuer Free Writing Prospectus and Written Testing-the-Waters Communication. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, such Selling Shareholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus or Written Testing-the-Waters Communication, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A or Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Company and the Representatives.

(i)             Registration Statement and Prospectus. As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such Selling Shareholder makes such representation or warranty solely with respect to the Selling Shareholder Information that such Selling Shareholder furnished to the Company in writing expressly for use therein, provided, further, that such Selling Shareholder’s representation under this Section 4(i) shall only apply to any statement of a material fact or omission to state a material fact made in reliance upon and in conformity therewith.

(j)             Clean Hands. Solely in respect of Mr. Koerl, as of the date hereof and as of the Additional Closing Date, the sale of the Shares by Mr. Koerl is not prompted by any material information concerning the Company or its subsidiaries, taken as a whole, which is not set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(k)            [Reserved].

(l)             [Reserved].

(m)            [Reserved].

(n)            Stamp Taxes. Except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus and except for any net income, capital gains or franchise taxes imposed on the Underwriters, as a result of any present or former connection (other than any connection resulting solely from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such tax, no stamp duties or other issuance or transfer taxes are payable by or on behalf of the Underwriters in the jurisdiction of organization or formation of such Selling Shareholder or any political subdivision or taxing authority thereof or therein solely in connection with (A) the execution, delivery and performance of this Agreement, (B) the sale and delivery of the Shares by such Selling Shareholder in the manner contemplated by this Agreement and the Prospectus or (C) the resale and delivery by the Underwriters of the Shares as contemplated herein and in the Prospectus.

5.            Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a)            Required Filings. The Company will file the final Prospectus with the Commission pursuant to Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act no later than the Commission’s close of business on the next business day following the execution and delivery of this Agreement, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act, and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b)            Delivery of Copies. The Company will, if requested, deliver, without charge, (i) to the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c)            Amendments or Supplements, Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object in a timely manner.

(d)            Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication; (v) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package, any such Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (viii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or any Written Testing-the-Waters Communication or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)            Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly (and in any event, within three business days) notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f)             Blue Sky Compliance. The Company will use reasonable best efforts, in cooperation with the Representatives, to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject as of the date of this Agreement.

(g)            Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement, provided that the Company will be deemed to have complied with such requirement by furnishing such earning statement on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (or any successor system) (“EDGAR”).

(h)            Clear Market. For a period of 75 days after the date of the Prospectus, the Company will not publicly disclose the intention to undertake any of the following or (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the Securities Act relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than the Shares to be sold hereunder.

The restrictions described above do not apply to (i) the Shares to be sold hereunder; (ii) the issuance of shares of Stock or securities convertible into or exercisable for shares of Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of RSUs (including net settlement), in each case outstanding on the date of this Agreement and described in the Prospectus; (iii) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of Stock or securities convertible into or exercisable or exchangeable for shares of Stock (whether upon the exercise of stock options or otherwise) to the Company’s employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the Closing Date and described in the Prospectus, provided that such recipients enter into a lock-up agreement with the Underwriters; or (iv) the issuance of up to 10.0% of the outstanding shares of Stock, or securities convertible into, exercisable for, or which are otherwise exchangeable for, Stock, immediately following the Closing Date, in acquisitions, licensing agreements or other similar strategic transactions, provided that such recipients enter into a lock-up agreement with the Underwriters.

(i)             Shelf Renewal. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Representative. If the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Representative, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(j)             No Stabilization. Neither the Company nor its subsidiaries or affiliates will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(k)            Exchange Listing. The Company will use its reasonable best efforts to maintain the listing of the Shares on the Nasdaq Market.

(l)             Reports. For a period of two years from the date hereof, the Company will furnish to the Representatives, as soon as commercially reasonable after they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on EDGAR.

(m)           Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n)            [Reserved].

(o)            Foreign Private Issuer. The Company will promptly notify the Representatives if the Company ceases to be a Foreign Private Issuer at any time prior to the later of (i) completion of the distribution of Shares within the meaning of the Securities Act and (ii) completion of the 75-day restricted period referred to in Section 5(h) hereof.

(p)            [Reserved].

(q)            Equity Plan Lock-up. The Company will exercise its rights under Section 10.8 (Lock-up Period) of its 2021 Incentive Award Plan to prohibit holders from selling or otherwise transferring Stock and other Company securities for a period of 75 days after the date of the final Prospectus.

6.            Further Agreements of the Selling Shareholders. Each of the Selling Shareholder severally and not jointly, covenants and agrees with each Underwriter that:

(a)            No Stabilization. Such Selling Shareholder will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(b)            Tax Form and Certification of Beneficial Ownership. It will deliver to the Representatives prior to or at the Closing Date (i) a properly completed and executed United States Treasury Department Form W-9 or W-8, as applicable (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, and (ii) a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and such Selling Shareholder undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing certification.

(c)            Tax Indemnity. It will indemnify and hold harmless the Underwriters against any documentary, stamp, registration or similar issuance tax, including any interest and penalties, payable in connection with the execution and delivery of this Agreement. All indemnity payments to be made by such Selling Shareholder hereunder in respect of this Section 6(c) shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges imposed by Switzerland or the jurisdiction of organization or formation of such Selling Shareholder or any political subdivision or taxing authority thereof or therein, unless such Selling Shareholder is compelled by law to deduct or withhold such taxes, duties or charges. In that event, such Selling Shareholder shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deductions shall equal the amounts that would have been received if no withholding or deduction had been made; provided, however, that no such additional amounts shall be payable on account of (i) any net income, capital gains or franchise taxes, (ii) any taxes, duties or charges that are imposed on an Underwriter as a result of any present or former connection (other than any connection resulting solely from the transactions contemplated by this Agreement) between such Underwriter and the applicable jurisdiction imposing such taxes, duties or charges or (iii) any taxes, duties or charges that would not have been imposed but for the failure of an Underwriter to comply, upon reasonable request by such Selling Shareholder, with any certification, identification or other reporting requirements concerning such Underwriter’s nationality, residence, identity or connection with the applicable jurisdiction imposing such taxes, duties or charges if such compliance is required by law or the administration thereof as a precondition to an exemption from, or reduction in, such taxes, duties or charges.

(d)           Use of Proceeds. Such Selling Shareholder will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to a subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country, or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

7.            Certain Agreements of the Underwriters. Each Underwriter hereby severally represents and agrees that:

(a)            It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii)  any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)            It has not used and will not use, without the prior written consent of the Company, any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission.

(c)            It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company and the Selling Shareholders if any such proceeding against it is initiated during the Prospectus Delivery Period).

(d)            It has not and will not take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of such Underwriter.

8.            Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company and each of the Selling Shareholders of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)            Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act, shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)            Representations and Warranties. The respective representations and warranties of the Company and the Selling Shareholders contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers and of each of the Selling Shareholders made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c)            No Material Adverse Change. No event or condition of a type described in Section 3(h) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(d)            Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, (x) a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations of the Company set forth in Sections 3(b) and 3(f) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (c) and (d) above and (y) a certificate of each of the Selling Shareholders, in form and substance reasonably satisfactory to the Representatives, (A) confirming that the representations of such Selling Shareholder set forth in Sections 4(e), 4(f) and 4(g) hereof is true and correct and (B) confirming that the other representations and warranties of such Selling Shareholder in this agreement are true and correct and that such Selling Shareholder has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(e)            Comfort Letters. (i) On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, KPMG AG, Switzerland shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date not earlier than the date hereof, as the case may be.

(ii) On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(f)             Opinion and 10b-5 Statement of U.S. Counsel for the Company. Paul Hastings LLP, U.S. counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(g)            Opinion of Swiss Counsel for the Company. Niederer Kraft Frey Ltd., Swiss counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(h)            [Reserved].

(i)             Opinion of Counsel for the Selling Shareholders. Each of Paul Hastings LLP, counsel for Carsten Koerl, Torys LLP, counsel for CPP Investment Board Europe Inc., Maples and Calder (Cayman) LLP, Caymen Islands, counsel for TCV IX Sports Corp., and Simpson Thacher & Bartlett LLP, U.S. counsel for TCV IX Sports Corp. shall have furnished to the Representatives, at the request of the respective Selling Shareholders, their written opinion with respect to the applicable Selling Shareholders for whom they are acting as counsel, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(j)             Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement, addressed to the Underwriters, of Davis Polk & Wardwell LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k)            No Legal Impediment to Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the sale of the Shares by the Selling Shareholders; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the sale of the Shares by the Selling Shareholders.

(l)             Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a commercial register excerpt of the Company and satisfactory evidence of the good standing of the Company’s subsidiaries in their respective jurisdictions of organization (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction) as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(m)           Exchange Listing. The Shares to be delivered on the Closing Date or the Additional Closing Date, as the case may be, shall have been approved for listing on the Nasdaq Market.

(n)            Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company listed on Schedule 3 hereto, including the Selling Shareholders, relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

(o)            Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company and the Selling Shareholders shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

9.             Indemnification and Contribution.

(a)            Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonably incurred legal fees and other reasonably incurred expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Written Testing-the-Waters Communication, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in paragraph (c) below.

(b)            Indemnification of the Underwriters by the Selling Shareholders. Each of the Selling Shareholders, severally and not jointly, in proportion to the number of Shares to be sold by such Selling Shareholders hereunder agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to, in each case solely to the extent that such losses, claims, damages or liabilities (including, without limitation, reasonably incurred legal fees and other reasonably incurred expenses in connection with any suit, action or proceeding or any claim asserted, promptly after such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Selling Shareholder Information furnished to the Company in writing by such Selling Shareholder expressly for use therein; provided, however, that the liability of each Selling Shareholder for indemnity under this subsection shall be limited to an amount equal to the aggregate net proceeds after underwriting commissions and discounts received by such Selling Shareholder from the sale of its Shares by such Selling Shareholder (the “Selling Shareholder Proceeds”).

(c)            Indemnification of the Company and the Selling Shareholders. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement, the Selling Shareholders and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting” and the information contained in the sixteenth, seventeenth and eighteenth paragraphs under the caption “Underwriting.”

(d)            Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 9, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the reasonably incurred fees and expenses in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Shareholders and any control persons of the Selling Shareholders shall be designated in writing by the applicable Selling Shareholders. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e)            Contribution. If the indemnification provided for in paragraphs (a), (b) or (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Selling Shareholders from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders, on the one hand, or by the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each Selling Shareholder’s obligations in this Section 9(e) to contribute are several and not joint with the other Selling Shareholders.

(f)             Limitation on Liability. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (e) above were determined by pro rata allocation (even if the Selling Shareholders or the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any reasonably incurred legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (e) and (f), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and in no event shall any Selling Shareholder be required to contribute any amount in excess of the amount by which such Selling Shareholder’s Selling Shareholder Proceeds exceed the amount of any damages that such Selling Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (e) and (f) are several in proportion to their respective purchase obligations hereunder and not joint.

(g)            Non-Exclusive Remedies. The remedies provided for in this Section 9 paragraphs (a) through (f) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10.            Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

11.            Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by written notice to the Company and the Selling Shareholders, if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or the Nasdaq Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

12.            Defaulting Underwriter.

(a)            If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company and the Selling Shareholders on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company and the Selling Shareholders shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company and the Selling Shareholders may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company, counsel for the Selling Shareholders or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 12, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b)            If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Shareholders as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)            If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Shareholders as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company and the Selling Shareholders shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of the Company, except that the Company and the Selling Shareholders will continue to be liable for the payment of expenses as set forth in Section 13 hereof and except that the provisions of Section 9 hereof shall not terminate and shall remain in effect.

(d)            Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Selling Shareholders or any non-defaulting Underwriter for damages caused by its default.

13.           Payment of Expenses.

(a)            Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Representatives may designate with the prior approval of the Company and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent and any registrar; (vii)  all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA (such application fees and the fees and disbursements of counsel for the Underwriters pursuant to this clause (vii) and clause (iv) shall not exceed $45,000); (viii)  all expenses incurred by the Company in connection with any “road show” presentation to potential investors, provided, however, that the Underwriters will pay all of the travel, lodging and other expenses of the Underwriters or any of their employees incurred by them in connection with the road show; and (ix) all expenses and application fees related to the listing of the Shares on the Nasdaq Market.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Selling Shareholders may otherwise have for the allocation of such expenses among themselves. Subject to the provisions of any such agreements, each Selling Shareholder will pay or cause to be paid (i) any fees and expenses of counsel for such Selling Shareholder, (ii) all stamp, issue, transfer and similar taxes incident to the sale and delivery of the Shares to be sold by such Selling Shareholder to the Underwriters hereunder, and (iii) if the transactions contemplated in this Agreement are consummated, all underwriting discounts and commissions in connection with the sale of the Shares. It is understood that the Company shall bear, and the Selling Shareholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement and that, except as provided in this Section 13, and Sections 9 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

(b)            If (i) this Agreement is terminated pursuant to Section 11 (other than as a result of a termination pursuant to clauses (iii) or (iv) of Section 11), (ii) the Selling Shareholders for any reason fail to tender the Shares for delivery to the Underwriters (other than as a result of a termination pursuant to clauses (iii) or (iv) of Section 11 or the default by one or more of the Underwriters in its or their respective obligations hereunder in which case, only such defaulting Underwriters shall not be entitled to reimbursement) or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

14.            Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein and the affiliates of each Underwriter referred to in Section 9 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

15.           Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Shareholders and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Shareholders or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Shareholders or the Underwriters or the directors, officers, controlling persons or affiliates referred to in Section 9 hereof.

16.            Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

17.            Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Shareholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

18.            Miscellaneous.

(a)            Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department, Fax No.: (212) 902-9316, Email: registration-syndops@ny.email.gs.com and c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358), Attention: Equity Syndicate Desk. Notices to the Company and Carsten Koerl shall be given at Sportradar US LLC, 810 7th Avenue New York, NY 10019, Attention: Office of the General Counsel. Notices to the Selling Shareholders shall be given to (i) TCV IX Sports Corp. at c/o TCV, 250 Middlefield Road, Menlo Park, California 94025, Attention: General Counsel, E-mail: legal@tcv.com, (ii) CPP Investment Board Europe Inc., c/o CPP Investments, One Queen Street East, Suite 2500, Toronto, Ontario M5C 2W5 Canada, Attention: Pascal Keutgens, with a copy (which shall not constitute notice) to Torys LLP, 1114 Avenue of the Americas, 23rd Floor, New York, NY 10036, Attention: Heding Yang, E-mail: hyang@torys.com.

(b)           Governing Law. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York.

(c)            Submission to Jurisdiction. Each of the Company and the Selling Shareholders hereby submits to the exclusive jurisdiction of the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and the Selling Shareholders waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company and the Selling Shareholders agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and each Selling Shareholder, as applicable, and may be enforced in any court to the jurisdiction of which Company and each Selling Shareholder, as applicable, is subject by a suit upon such judgment. Each of the Company and Carsten Koerl irrevocably appoints Sportradar US LLC, located at 420 North 5th St., Minneapolis, Minnesota 55401, CPPIB irrevocably appoints CPPIB America, Inc., located at 51 West 52nd Street, 35th floor, New York, NY, 10019, and TCV irrevocably appoints TCV IX Sports Corp., located at 250 Middlefield Road, Menlo Park, California 94025, as its authorized agent upon which process may be served in any such suit or proceeding, as such party’s authorized agent upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company or any such Selling Shareholder, as the case may be, by the person serving the same to the address provided in this Section 18(c), shall be deemed in every respect effective service of process upon the Company and such Selling Shareholder in any such suit or proceeding. Each of the Company and the Selling Shareholders hereby represents and warrants that such authorized agent, as applicable, has accepted such appointment and has agreed to act as such authorized agent for service of process. Each of the Company and the Selling Shareholders further, severally and not jointly, agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

(d)            Judgment Currency. The Company and each Selling Shareholder, severally and not jointly, agree to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and each Selling Shareholder and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(e)            Waiver of Immunity. To the extent that the Company or any Selling Shareholder has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) Switzerland, or any political subdivision thereof, (ii) the United States or the State of New York, or (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company and each Selling Shareholder hereby irrevocably waive such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

(f)            Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(g)            Recognition of the U.S. Special Resolution Regimes.

(i)             In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 18(g):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(h)            Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(i)             Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(j)             Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Remainder of Page Intentionally Left Blank]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

SPORTRADAR GROUP AG

By:	/s/ Carsten Koerl
	Name:	Carsten Koerl
	Title:	Chief Executive Officer

CPP Investment Board Europe Inc.

By:	/s/ Sam Blaichman
	Name:	Sam Blaichman
	Title:	Authorized Signatory

By:	/s/ Pascal Keutgens
	Name:	Pascal Keutgens
	Title:	Authorized Signatory

TCV IX Sports Corp.

By:	/s/ John Delfino
	Name:	John Delfino
	Title:	Authorized Signatory

/s/ Carsten Koerl
CARSTEN KOERL

Accepted: As of the date first written above

Goldman Sachs & Co. LLC
J.P. MORGAN SECURITIES LLC

Each for itself and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

Goldman Sachs & Co. LLC

By:	/s/ Ryan Cunn
Authorized Signatory

J.P. MORGAN SECURITIES LLC

By:	/s/ Alice Takhtajan
Authorized Signatory

Schedule 1

Underwriter	Number of Underwritten Shares
Goldman Sachs & Co. LLC	6,325,000
J.P. Morgan Securities LLC	6,325,000
Citigroup Global Markets Inc.	1,916,667
Morgan Stanley & Co. LLC	1,916,667
UBS Securities LLC	1,916,667
Jefferies LLC	958,333
Deutsche Bank Securities Inc.	766,666
The Benchmark Company, LLC	575,000
Canaccord Genuity LLC	575,000
Citizens JMP Securities, LLC	575,000
Craig-Hallum Capital Group LLC	575,000
Needham & Company, LLC	575,000
Total	23,000,000

Sch. 1-1

Schedule 2

Selling Shareholder:	Number of Underwritten Shares:	Maximum Number of Option Shares:	Number of Repurchase Shares:
Carsten Koerl	10,190,316	0	1,500,000

CPP Investment Board Europe Inc.	8,968,005	2,415,330	0

TCV IX Sports Corp.	3,841,679	1,034,670	1,500,000

The Company, the Underwriters and the Selling Shareholders shall follow the steps set out below in connection with payment and delivery of the Shares to be sold by the Selling Shareholders pursuant to Section 2 of the Underwriting Agreement on the Closing Date:

A. The Underwriters shall make payment for the shares to be sold by Mr. Koerl, against delivery of the shares for the account of the Equiniti Trust Company, LLC, as Paying Agent for Mr. Koerl.

B. The Underwriters shall make payment for the shares to be sold by TCV IX Sports Corp. against delivery of the shares for the account of TCV IX Sports Corp.

C. The Company shall then make payment for the Repurchase Shares to the Underwriters against delivery of the Repurchase Shares.

C. The Underwriters shall then make payment for the shares to be sold by CPP Investment Board Europe Inc., against delivery of the shares for the account of CPP Investment Board Europe Inc.

Sch. 2-1

Schedule 3

Lock-Up Agreement Signatories

1.	Deirdre Mary Bigley

2.	John Andrew Doran

3.	George Fleet

4.	Carsten Koerl

5.	William Kurtz

6.	Rajani Ramanathan

7.	Marc Walder

8.	Jeffery W. Yabuki

9.	Eduard Blonk

10.	Craig Felenstein

11.	Michael C. Miller

12.	CPP Investment Board Europe Inc.

13.	TCV IX Sports Corp.

Sch. 3-1

Annex A

(1)	Preliminary Prospectus issued April 22, 2025

(2)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

a.	Press Release dated April 22, 2025, related to the launch of the offering of the Shares, filed with the Commission pursuant to Rule 433

b.	Press Release dated April 22, 2025, related to Company’s preliminary financial results for the first quarter 2025, filed with the Commission pursuant to Rule 433

(3)	Pricing Information Provided Orally by Underwriters:

Price per Share: $22.50

Number of Underwritten Shares: 23,000,000

Maximum Number of Option Shares: 3,450,000

Number of Repurchase Shares: 3,000,000

Annex A-1

Annex B

Written Testing-the-Waters Communications

None

Annex B-1

Exhibit A

FORM OF LOCK-UP AGREEMENT

[●], 2025

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

As Representatives of the
several Underwriters listed
in Schedule 1 to the Underwriting

Agreement referred to below

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Re:	Sportradar Group AG --- Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Sportradar Group AG, a Swiss corporation (the “Company”) and the Selling Shareholders listed on Schedule 2 to the Underwriting Agreement, providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of Class A ordinary shares, of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

Ex. A-1

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, the undersigned will not, and will not cause any direct or indirect controlled affiliate to, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending at the close of business [60]1[180]2[45]3 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Class A ordinary shares, CHF 0.10 per share par value, of the Company (the “Class A Ordinary Shares”) or any securities convertible into or exercisable or exchangeable for Class A Ordinary Shares (including without limitation, Class A Ordinary Shares or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively with the Class A Ordinary Shares, the “Lock-Up Securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any Lock-Up Securities (provided that, for the avoidance of doubt, to the extent the undersigned has demand and/or piggyback registration rights, the foregoing shall not prohibit the undersigned from notifying the Company privately that it is or will be exercising its demand and/or piggyback registration rights following the expiration of the Restricted Period or in connection with an Early Lock-Up Expiration Date and undertaking preparations related thereto, up to, but not including, the confidential submission of a registration statement with the SEC), or (4) publicly disclose the intention to do any of the foregoing. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-Up Securities, in cash or otherwise.

Notwithstanding the foregoing, the undersigned may:

(a)  transfer the undersigned’s Lock-Up Securities:

(i) as a bona fide gift or gifts, including to a charitable organization or educational institution, or for bona fide estate planning purposes,

(ii) by will, any other testamentary document or intestate succession to the legal representative, heir, beneficiary or member of the immediate family of the undersigned,

1 For CPPIB and TCV

2 For Carsten Koerl

3 For D&Os (other than Carsten Koerl)

Ex. A-2

(iii) to any immediate family (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin) of the undersigned or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust,

(iv) to a partnership, limited liability company or other entity of which the undersigned and any immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests,

(v) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is a subsidiary or an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership) or to direct or indirect shareholders, current or former partners (general or limited), beneficiaries, or other equity holders or to the estates of any such stockholders, partners, beneficiaries or other equityholders of the undersigned and their respective affiliates, or (B) as part of a distribution to the direct or indirect partners, members, limited partners or shareholders of the undersigned,

(vi) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement or pursuant to any court order or the order of any other governmental authority or agency having jurisdiction over the undersigned,

(vii) to the Company from an employee of the Company upon death, disability or termination of employment (with or without cause) or resignation, in each case, of such employee or to the Company from an employee pursuant to any contractual arrangement existing on the date hereof that provides the Company with a right to purchase Lock-Up Securities,

(viii) as part of a sale of the undersigned’s Lock-Up Securities acquired in open market transactions after the completion of the Public Offering or from the Underwriters in connection with the Public Offering other than pursuant to any directed share program,

(ix) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (viii) above,

(x) to the Company, in connection with any reclassification, exchange or conversion of the Securities, provided, that any such Securities received upon such reclassification, exchange or conversion shall be subject to the terms of this Letter Agreement,

(xi) to the Company in connection with the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase Class A Ordinary Shares (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, provided that any such Class A Ordinary Shares received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement, and provided further that any such restricted stock units, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or

Ex. A-3

(xii) pursuant to a bona fide third-party tender offer, take-over bid, merger, amalgamation, plan of arrangement, consolidation or other similar transaction that is approved by the board of directors of the Company (or a duly authorized committee thereof) and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, take-over bid, merger, amalgamation, plan of arrangement, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, take-over bid, merger, amalgamation, plan of arrangement, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Letter Agreement;

provided that (A) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi), (ix) (only in connection with clauses (i)-(vi)) and (x), such transfer shall not involve a disposition for value, and each donee, devisee, transferee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this Letter Agreement; and (B) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi), (viii), and (ix) (only in connection with clauses (i)-(vi) and (viii)), no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above or, in the case of clause (a)(i) only, a filing on a Form 4 which shall clearly indicate in the footnote thereto the nature and conditions of such transfer or, in the case of clause (v), (ix), or (x), a required filing of an amendment to a Schedule 13G, in accordance with applicable law, that discloses that such transfer or distribution was made under the circumstances described in such clauses, as applicable) and (C) in the case of any transfer or distribution pursuant to clause (a)(vi) and (vii) it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of Class A Ordinary Shares in connection with such transfer or distribution shall be legally required during the Restricted Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer;

(b)  exercise outstanding options, settle restricted stock units or other equity awards or exercise warrants pursuant to plans or agreements described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that any Lock-Up Securities received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement;

Ex. A-4

(c) convert outstanding preferred stock, warrants to acquire preferred stock or convertible securities into Class A Ordinary Shares or warrants to acquire Class A Ordinary Shares; provided that any such Class A Ordinary Shares or warrants received upon such conversion shall be subject to the terms of this Letter Agreement; and

(d) establish trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Lock-Up Securities; provided that (1) such plans do not provide for the transfer of Lock-Up Securities during the Restricted Period and (2) no filing by any party under the Exchange Act or other public announcement shall be required or made voluntarily in connection with such trading plan.

[In addition, in the event of any release or waiver of the foregoing restrictions in respect of any class of ordinary shares of the Company held by CPP Investment Board Europe Inc., TCV IX Sports Corp or Carsten Koerl, or any of their respective affiliates, the Representatives agree that the Lock-up Securities held by the undersigned shall be immediately, fully and irrevocably similarly released in the same manner and on the same terms from any remaining restrictions on a pro rata basis. The Representatives shall use commercially reasonable efforts to promptly notify the Company of each such release (provided that the failure to provide such notice shall not give rise to any claim or liability against the Representatives or the Underwriters). The undersigned further acknowledges that the Representatives are under no obligation to inquire into whether, or to ensure that, the Company notifies the undersigned of the delivery by the Representatives of any such notice, which is a matter between the undersigned and the Company.]4

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

Notwithstanding anything to the contrary in this Letter Agreement, the restrictions set forth in this Letter Agreement shall not apply to the exercise of any right with respect to a registration of any Lock-Up Securities; provided that no transfer of the undersigned’s Lock-Up Securities proposed to be registered pursuant to the exercise of such rights under this paragraph shall occur, and no registration statement shall be publicly filed or announced, during the Restricted Period, other than the exercise of rights for inclusion of the undersigned’s Lock-Up Securities in the Public Offering.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Representatives and the other Underwriters are not making a recommendation to you to participate in the Public Offering, enter into this Letter Agreement, or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

4 To be included in the Selling Shareholders’ Lock-Up Agreements.

Ex. A-5

The undersigned understands that, if the Underwriting Agreement does not become effective by the earlier of (i) May 12, 2025 and (ii) the date that the Company issues a press release reporting financial results for the three months period ended March 31, 2025, the Company may notify the Representatives in writing that the Company does not intend to proceed with the Public Offering, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Class A Ordinary Shares to be sold thereunder, then this Letter Agreement shall immediately terminate and the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes

[Remainder of Page Intentionally Left Blank]

Ex. A-6

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

[NAME OF SHAREHOLDER]

By:
Name:
Title:

Ex. A-7